Exhibit 5.1

K e n n e t h I. D e n o s, P. C.

11650 South State Street, Suite 240

Draper, Utah 84020

(801) 816-2511

Fax: (801) 816-2599

kdenos@denoslaw.com

November 7, 2016

The Board of Directors

Music of Your Life, Inc.

3225 McLeod Drive, Suite 100

Las Vegas, Nevada 89121

(800) 351-3021

Re: S-8 Opinion

To the Board of Directors:

We have acted as counsel to Music of Your Life, Inc., Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of an aggregate of 100,000,000 shares of common stock (collectively, the “Shares”) that may be issued pursuant to the Company’s 2016 Equity Incentive Plan, as amended November 7, 2016 (hereafter, the “Plan”). The Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (hereafter, the “Act”) and the Shares are issued to the participants in the Plan pursuant to the terms and conditions thereof, whether as issuances of common stock purchase options, or outright grants of common stock.

In connection with the foregoing, we have examined the filings of the Company with the Commission and other corporate records and proceedings of the Company and have taken such further action as we have deemed necessary or appropriate to the rendering of our opinion herein.

Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable. Based on representations made by the Company, we are further of the opinion that the Shares, when registered pursuant to the Registration Statement, shall not be considered “restricted securities” as further defined under the Act and shall not require a legend to this effect upon any certificates representing the Shares, although any affiliates of the Company who receive Shares under the Plan will be subject to the various requirements of Section 16 of the Securities Exchange Act of 1934.

We are members of the bar of the State of Utah and are not licensed or admitted to practice in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of Utah and the federal laws of the United States.

Board of Directors

Music of Your Life, Inc.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

KENNETH I. DENOS, P.C.

/s/ Kenneth I. Denos_______

Kenneth I. Denos, Esq.

President